                           GREAT LAKES CARBON CORPORATION

                                     AS ISSUER


                     101/4% SENIOR SUBORDINATED NOTES DUE 2008

                                   _____________

                                     INDENTURE

                              DATED AS OF MAY 22, 1998

                                   _____________

              STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

                                      TRUSTEE

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                                  TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE
               SECTION 1.01. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .1
               SECTION 1.02. OTHER DEFINITIONS . . . . . . . . . . . . . . . . . . 26
               SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT . . 26
               SECTION 1.04. RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . 27

ARTICLE 2. THE NOTES
               SECTION 2.01. FORM AND DATING . . . . . . . . . . . . . . . . . . . 27
               SECTION 2.02. EXECUTION AND AUTHENTICATION. . . . . . . . . . . . . 28
               SECTION 2.03. REGISTRAR AND PAYING AGENT. . . . . . . . . . . . . . 29
               SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST . . . . . . . . . 29
               SECTION 2.05. HOLDER LISTS. . . . . . . . . . . . . . . . . . . . . 30
               SECTION 2.06. TRANSFER AND EXCHANGE . . . . . . . . . . . . . . . . 30
               SECTION 2.07. REPLACEMENT NOTES . . . . . . . . . . . . . . . . . . 44
               SECTION 2.08. OUTSTANDING NOTES . . . . . . . . . . . . . . . . . . 44
               SECTION 2.09. TREASURY NOTES. . . . . . . . . . . . . . . . . . . . 44
               SECTION 2.10. TEMPORARY NOTES . . . . . . . . . . . . . . . . . . . 45
               SECTION 2.11. CANCELLATION. . . . . . . . . . . . . . . . . . . . . 45
               SECTION 2.12. DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . 45

ARTICLE 3. REDEMPTION
               SECTION 3.01. NOTICES TO TRUSTEE. . . . . . . . . . . . . . . . . . 46
               SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED . . . . . . . . . . 46
               SECTION 3.03. NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . 46
               SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. . . . . . . . . . . . 47
               SECTION 3.05. DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . . . 47
               SECTION 3.06. NOTES REDEEMED IN PART. . . . . . . . . . . . . . . . 48
               SECTION 3.07. OPTIONAL REDEMPTION . . . . . . . . . . . . . . . . . 48
               SECTION 3.08. NO MANDATORY REDEMPTION . . . . . . . . . . . . . . . 49

ARTICLE 4. COVENANTS
               SECTION 4.01. PAYMENT OF NOTES. . . . . . . . . . . . . . . . . . . 49
               SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . . . 50


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               SECTION 4.03. SEC REPORTS AND REPORTS TO HOLDERS. . . . . . . . . . 50
               SECTION 4.04. COMPLIANCE CERTIFICATE. . . . . . . . . . . . . . . . 51
               SECTION 4.05. TAXES . . . . . . . . . . . . . . . . . . . . . . . . 51
               SECTION 4.06. STAY, EXTENSION AND USURY LAWS. . . . . . . . . . . . 51
               SECTION 4.07. LIMITATION ON INDEBTEDNESS AND ISSUANCE OF
                              DISQUALIFIED STOCK . . . . . . . . . . . . . . . . . 52
               SECTION 4.08. LIMITATION ON LIENS . . . . . . . . . . . . . . . . . 55
               SECTION 4.09. LIMITATION ON RESTRICTED PAYMENTS . . . . . . . . . . 55
               SECTION 4.10. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                              AFFECTING SUBSIDIARIES . . . . . . . . . . . . . . . 59
               SECTION 4.11. LIMITATION ON LINES OF BUSINESS . . . . . . . . . . . 60
               SECTION 4.12. LIMITATION ON TRANSACTIONS WITH AFFILIATES. . . . . . 61
               SECTION 4.13. LIMITATION ON ASSET SALES . . . . . . . . . . . . . . 61
               SECTION 4.14. REPURCHASE OF NOTES UPON A CHANGE OF CONTROL. . . . . 65
               SECTION 4.15. LIMITATION ON LAYERING INDEBTEDNESS . . . . . . . . . 65
               SECTION 4.16. ADDITIONAL SUBSIDIARY GUARANTEES. . . . . . . . . . . 65

ARTICLE 5. SUCCESSORS
               SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS . . . . . . . 66
               SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED . . . . . . . . . . 66

ARTICLE 6. DEFAULTS AND REMEDIES
               SECTION 6.01. EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . . . 67
               SECTION 6.02. ACCELERATION. . . . . . . . . . . . . . . . . . . . . 68
               SECTION 6.03. OTHER REMEDIES. . . . . . . . . . . . . . . . . . . . 69
               SECTION 6.04. WAIVER OF PAST DEFAULTS . . . . . . . . . . . . . . . 69
               SECTION 6.05. CONTROL BY MAJORITY . . . . . . . . . . . . . . . . . 70
               SECTION 6.06. LIMITATION ON SUITS . . . . . . . . . . . . . . . . . 70
               SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT . . . . 71
               SECTION 6.08. COLLECTION SUIT BY TRUSTEE. . . . . . . . . . . . . . 71
               SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. . . . . . . . . . . 71
               SECTION 6.10. PRIORITIES. . . . . . . . . . . . . . . . . . . . . . 72
               SECTION 6.11. UNDERTAKING FOR COSTS . . . . . . . . . . . . . . . . 72

ARTICLE 7. TRUSTEE
               SECTION 7.01. DUTIES OF TRUSTEE . . . . . . . . . . . . . . . . . . 73
               SECTION 7.02. RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . . 74


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               SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. . . . . . . . . . . . . 75
               SECTION 7.04. TRUSTEE'S DISCLAIMER. . . . . . . . . . . . . . . . . 75
               SECTION 7.05. NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . 76
               SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES. . . . . . 76
               SECTION 7.07. COMPENSATION AND INDEMNITY. . . . . . . . . . . . . . 76
               SECTION 7.08. REPLACEMENT OF TRUSTEE. . . . . . . . . . . . . . . . 77
               SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. . . . . . . . . . . 78
               SECTION 7.10. ELIGIBILITY; DISQUALIFICATION . . . . . . . . . . . . 78
               SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY . . 79

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE
               SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                               DEFEASANCE. . . . . . . . . . . . . . . . . . . . . 79
               SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE. . . . . . . . . . . . 79
               SECTION 8.03. COVENANT DEFEASANCE . . . . . . . . . . . . . . . . . 80
               SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. . . . . . 81
               SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
                               TRUST; OTHER MISCELLANEOUS PROVISIONS. . .  . . . . 82
               SECTION 8.06. REPAYMENT TO COMPANY. . . . . . . . . . . . . . . . . 83
               SECTION 8.07. REINSTATEMENT . . . . . . . . . . . . . . . . . . . . 83

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER
               SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES . . . . . . . . . 84
               SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES. . . . . . . . . . . 85
               SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT . . . . . . . . . 86
               SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS . . . . . . . . . . 87
               SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES. . . . . . . . . . . 87
               SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.. . . . . . . . . . . 87

ARTICLE 10. SUBSIDIARY GUARANTEES
               SECTION 10.01. SUBSIDIARY GUARANTEES  . . . . . . . . . . . . . . . 87
               SECTION 10.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES. . . 89
               SECTION 10.03. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON
                                CERTAIN TERMS. . . . . . . . . . . . . . . . . . . 90
               SECTION 10.04. RELEASES . . . . . . . . . . . . . . . . . . . . . . 91
               SECTION 10.05. LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY . . . 92


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               SECTION 10.06. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE
                                SUBSIDIARY GUARANTORS. . . . . . . . . . . . . . . 92
               SECTION 10.07. SUBORDINATION OF SUBSIDIARY GUARANTEES . . . . . . . 93

ARTICLE 11. SUBORDINATION
               SECTION 11.01. AGREEMENT TO SUBORDINATE.. . . . . . . . . . . . . . 93
               SECTION 11.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY . . . . . . . . 94
               SECTION 11.03. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS. . . . . . 94
               SECTION 11.04. ACCELERATION OF NOTES. . . . . . . . . . . . . . . . 95
               SECTION 11.05. WHEN DISTRIBUTION MUST BE PAID OVER  . . . . . . . . 95
               SECTION 11.06. NOTICE BY COMPANY. . . . . . . . . . . . . . . . . . 95
               SECTION 11.07. SUBROGATION. . . . . . . . . . . . . . . . . . . . . 96
               SECTION 11.08. RELATIVE RIGHTS. . . . . . . . . . . . . . . . . . . 96
               SECTION 11.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY . . . . 96
               SECTION 11.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE . . . . . . 96
               SECTION 11.11. RIGHTS OF TRUSTEE AND PAYING AGENT . . . . . . . . . 97
               SECTION 11.12. AUTHORIZATION TO EFFECT SUBORDINATION. . . . . . . . 97
               SECTION 11.13. AMENDMENTS . . . . . . . . . . . . . . . . . . . . . 98

ARTICLE 12. MISCELLANEOUS
               SECTION 12.01. TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . . 98
               SECTION 12.02. NOTICES. . . . . . . . . . . . . . . . . . . . . . . 98
               SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                                OF NOTES . . . . . . . . . . . . . . . . . . . . . 99
               SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT . 99
               SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . .100
               SECTION 12.06. RULES BY TRUSTEE AND AGENTS. . . . . . . . . . . . .100
               SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                                EMPLOYEES AND STOCKHOLDERS . . . . . . . . . . . .101
               SECTION 12.08. GOVERNING LAW. . . . . . . . . . . . . . . . . . . .101
               SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . .101
               SECTION 12.10. SUCCESSORS . . . . . . . . . . . . . . . . . . . . .101
               SECTION 12.11. SEVERABILITY . . . . . . . . . . . . . . . . . . . .101
               SECTION 12.12. COUNTERPART ORIGINALS. . . . . . . . . . . . . . . .101
               SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.. . . . . . . . . .102

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EXHIBITS

               EXHIBIT A FORM OF NOTE AND SUBSIDIARY GUARANTEE
               EXHIBIT B FORM OF CERTIFICATE OF TRANSFER
               EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE
               EXHIBIT D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                         ACCREDITED INVESTOR
               EXHIBIT E FORM OF SUPPLEMENTAL INDENTURE


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                    INDENTURE, dated as of May 22, 1998, among Great Lakes
Carbon Corporation, a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined) and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee").

                    Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 1/4% Series A Senior Subordinated Notes due 2008 (the "Series A Notes") and the
10 1/4% Series B Senior Subordinated Notes due 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                     ARTICLE 1.
                           DEFINITIONS AND INCORPORATION
                                    BY REFERENCE

SECTION 1.01.  DEFINITIONS

                    "144A GLOBAL NOTE" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                    "ACCRUED BANKRUPTCY INTEREST" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

                    "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                    "ACQUISITION TRANSACTIONS" means the transactions contemplated by (i) the Merger Agreement, (ii) the Company's Offer to Purchase and Consent Solicitation Statement dated April 24, 1998 with respect to the Company's offer to purchase any and all of its outstanding 10% Senior Secured Notes due 2006, (iii) the execution of, and initial borrowings under, the New Credit Agreement, and (iv) the execution of this Indenture and the issuance of the Series A Notes hereunder on the Issuance Date.

                    "ADDITIONAL NOTES" means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes). All references herein to "Notes" shall be deemed to include Additional Notes.

                    "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control. Notwithstanding the foregoing, (a) the limited partners of AIP Capital Funds will not be deemed to be Affiliates of AIP Capital Funds or AIP solely by reason of their investment in AIP Capital Funds and (b) no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

                    "AGENT" means any Registrar, Paying Agent or co-registrar.

                    "AIP" means American Industrial Partners, a Delaware general partnership.

                    "AIP CAPITAL FUNDS" means American Industrial Partners Capital Fund, L.P., a Delaware limited partnership, and American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership.

                    "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

                    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition that does not constitute a Restricted Payment or an Investment by such Person of any of its non-cash assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any of the Capital Stock of any

Subsidiary of such Person) other than to the Company or to any of the Subsidiary Guarantors; and (ii) the issuance of Equity Interests in any Subsidiaries or the sale of any Equity Interests in any Subsidiaries, in each case, in one or a series of related transactions, PROVIDED, that notwithstanding the foregoing, the term "Asset Sale" will not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to
Section 5.01; (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business and to the extent that such sales or leases are not part of a sale of the business (unless such sale of such business would not be an Asset Sale) in which such equipment was used or in which such inventory or accounts receivable arose;
(c) a transfer of assets by the Company to a Subsidiary Guarantor or by a Subsidiary Guarantor to the Company or another Subsidiary Guarantor or by a Subsidiary of the Company that is not a Subsidiary Guarantor to the Company or another Subsidiary of the Company; (d) an issuance of Equity Interests by a Subsidiary Guarantor to the Company or to another Subsidiary Guarantor or by a Subsidiary of the Company that is not a Subsidiary Guarantor to the Company or another Subsidiary of the Company; (e) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; (f) the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor and other similar intellectual property; (g) Permitted Investments or Permitted Liens; (h) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP; (i) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; and (j) the sale or disposal of damaged, worn out or other obsolete personal property, inventory or equipment in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable. For the purposes of clause (h), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction.

                    "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                    "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors.

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                    "BORROWING BASE" means, as of any date, an amount equal
to the sum of (a) 75% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date that are not more than 90 days past due, and (b) 50% of the book value of all inventory owned by the Company and its Subsidiaries as of such date, minus (c) the aggregate amount of trade payables of the Company and its Subsidiaries outstanding as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory or trade payables as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

                    "BROKER-DEALER" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

                    "BUSINESS DAY" means any day other than a Legal Holiday.

                    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                    "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of
(i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company will have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof and (f) in the case of any Foreign Subsidiary: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the direct or indirect parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the direct or indirect parents of such obligors), which investments or obligors (or the direct or indirect parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Company, comparable in investment quality to such investments and obligors (or the direct or indirect parent of such obligors).

                    "CEDEL" means Cedel Bank, S.A., or its successors.

                    "CHANGE OF CONTROL" means such time as (i) prior to the initial public offering by the Company or any direct or indirect parent of the Company of its common stock (other than a public offering pursuant to a registration statement on Form S-8), AIP, AIP Capital Funds or any of their respective Affiliates (collectively, the "Initial Investors") cease to be, directly or indirectly, the beneficial owners, in the aggregate, of a majority of the voting power of the voting Capital Stock of the Company or
(ii) after the initial public offering by the Company or any direct or indirect parent of the Company of its common stock (other than a public offering pursuant to a registration statement on Form S-8), (A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by the Company which indicates that, or the Company otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Initial Investors or their Related Parties (as defined below) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting Capital Stock of the Company and (B) such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting Capital Stock of the Company than beneficially owned by the Initial Investors or their Related Parties, or (iii) the sale, lease or transfer of all or substantially all of the assets of the Company to any person or group (other than a

Subsidiary Guarantor or the Initial Investors or their Related Parties), or
(iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company, then in office. "Related Party" with respect to any Initial Investor means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse, or immediate family member (in the case of any individual) of such Initial Investor or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Initial Investor and/or such other persons referred to in the immediately preceding clause
(A).

                    "CONSOLIDATED EBITDA" means, with respect to the Company and its Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) the Fixed Charges for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of the Company and its Subsidiaries required to be reflected as expenses on the books and records of the Company, minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

                    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary, (ii) the Net Income of any Subsidiary will be excluded solely to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders (PROVIDED that the Company's equity in Net Income of any such Subsidiary shall be included up to the aggregate amount of dividends or similar distributions that could have been declared or paid consistent with such restrictions during such period), (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iv) the cumulative effect of a change in accounting principles will be excluded, (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, except to the extent cash or Cash Equivalents are distributed to the Company or one of its Subsidiaries in a transaction that does not relate to the liquidation of such Unrestricted Subsidiary and (vi) all other extraordinary gains and extraordinary losses will be excluded.

                    "COPETRO CREDIT AGREEMENT" means the credit agreement, dated as of February 4, 1997, between Copetro S.A., Banca Nazionale del Lavoro S.A. and the other lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

                    "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                    "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                    "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" will mean or include such successor.

                    "DESIGNATED SENIOR INDEBTEDNESS" means (i) the Indebtedness under the New Credit Agreement and (ii) any other Senior Indebtedness of the Company or any Subsidiary of the Company permitted under this Indenture, the original principal amount of which is $25,000,000 or more and that has been designated by the Company as "Designated Senior
Indebtedness."

                    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than customary change of control or asset sale provisions), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, prior to the final stated maturity of the Notes.

                    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                    "EQUITY OFFERING" means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act of (i) Equity Interests (other than Disqualified Stock) of the Company or (ii) Equity Interests (other than Disqualified Stock) of the Company's parent or indirect parent to the extent that the cash proceeds therefrom are contributed to the equity capital of the Company or are used to purchase Equity Interests (other than Disqualified Stock) of the Company.

                    "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system.

                    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                    "EXCHANGE NOTES" means Series B Notes issued pursuant to an Exchange Offer.

                    "EXCHANGE OFFER" means an offer that may be made by the Company pursuant to the Registration Rights Agreement (or another similar agreement entered into in connection with the issuance of Additional Notes) to exchange Exchange Notes for Series A Notes.

                    "EXCHANGE OFFER REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

                    "EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the Issue Date, or incurred subsequent to the Issue Date pursuant to commitments under the Copetro Credit Agreement as in effect on the Issue Date, until such amounts are repaid.

                    "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

                    "FINANCE SUBSIDIARY" means any Subsidiary of the Company (other than a Subsidiary Guarantor or a Foreign Subsidiary) organized for the sole purpose of issuing Capital Stock or other securities and loaning the proceeds thereof to the Company or a Subsidiary Guarantor and which engages in no other transactions except those incidental thereto.

                    "FINANCE SUBSIDIARY INDEBTEDNESS" means Indebtedness of, or Disqualified Stock issued by, a Finance Subsidiary which Indebtedness or Disqualified Stock does not have a final stated maturity and is not mandatorily redeemable or redeemable at the option of the holder thereof (other than pursuant to customary change of control or asset sale provisions), in whole or in part, prior to the final stated maturity of the Notes.

                    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) all cash dividend payments on any series of preferred stock of such Person payable to a party other than the Company or a Subsidiary of the Company.

                    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, issues, assumes, retires, Guarantees, defeases or redeems any Indebtedness (other than revolving credit borrowings) or preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, issuance, assumption, retirement, Guarantee, defeasance or redemption of Indebtedness or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

                    "FOREIGN SUBSIDIARIES" means (i) Copetro S.A., an Argentine corporation, and Great Lakes International Sales Corp., a Barbados corporation, and (ii) any Subsidiary organized and incorporated in a jurisdiction outside of the United States.

                    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to depreciation, amortization or other expenses recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17.

                    "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

                    "GLOBAL NOTE LEGEND" means the legend set forth in
Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                    "GOVERNMENT SECURITIES" means direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

                    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (ii) currency swap or protection agreements and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

                    "HOLDER" means a Person in whose name a Note is registered on the Registrar's books.

                    "HOLDINGS" means Great Lakes Acquisition Corp., a Delaware corporation.

                    "HOLDINGS DEBENTURES" means the 13 1/8% Senior Discount Debentures due 2009 of Holdings.

                    "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any such Indebtedness of any other Person; PROVIDED that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any, thereon) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, shall not constitute "Indebtedness."

                    "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                    "INITIAL PURCHASERS" mean the initial purchasers of the Series A Notes under the Purchase Agreement, dated May 18, 1998, with respect to the Series A Notes.

                    "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

                    "INVESTMENT" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations but excluding guarantees of Indebtedness of the Company or any of its Subsidiaries), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company or any direct or indirect parent of the Company will not be deemed to be an Investment.

                    "ISSUE DATE" means the date of first issuance of Notes under this Indenture.

                    "JOINT VENTURES" means joint ventures entered into by the Company or any of its Subsidiaries for the primary purpose of operating a Related Business.

                    "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or the city in which the principal corporate trust office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                    "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature of a security agreement, any option or other agreement to grant or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                    "LIQUIDATED DAMAGES" means all Liquidated Damages then owing pursuant to the Registration Rights Agreement.

                    "MERGER AGREEMENT" means that certain Agreement and Plan of Merger dated as of April 21, 1998 by and between the Company and Holdings.

                    "MOODY'S" means Moody's Investors Service, Inc. and its successors.

                    "MORTGAGE FINANCINGS" means any mortgage, deed of trust or other instrument creating a lien on an estate in fee simple or a leasehold estate in a property, secured by a note or other evidence of an obligor's indebtedness under such mortgage, deed of trust or other instrument.

                     "NET CASH PROCEEDS" means the aggregate amount of cash and Cash Equivalents received by the Company or any direct or indirect parent of the Company in the case of a sale or equity contribution in respect of Equity Interests (other than Disqualified Stock) plus, in the case of an issuance of Equity Interests (other than Disqualified Stock) upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company or any direct or indirect parent of the Company that were issued for cash after the Issue Date, the amount of cash originally received by the Company or any direct or indirect parent of the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less the sum of all payments, fees, commissions, and customary and reasonable expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale or equity contribution in respect of Equity Interests (other than Disqualified Stock).

                    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,
(i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                    "NET PROCEEDS" means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset
Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the Notes, the Subsidiary Guarantees or Indebtedness under the New Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Company or such Subsidiary established in accordance with GAAP, all distributions and other payments required to be made to minority interest holders in Subsidiaries or other parties to any Joint Ventures as a result of such Asset Sale and all Purchase Money Obligations (and Permitted Refinancing Indebtedness thereof) assumed by the purchaser in connection with such Asset Sale.

                    "NEW CREDIT AGREEMENT" means that certain Credit Agreement, dated as of the Issue Date, by and among Holdings, the Company, Bankers Trust Company, as syndication and administrative agent, DLJ Capital Funding, Inc., as documentation agent, Bank of America National Trust and Savings Association, as co-agent, and the lenders parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements (including, without limitation, agreements with respect to Hedging Obligations with lenders party to the New Credit Agreement or their Affiliates) executed in connection therewith, and in each case as amended, supplemented, modified, renewed, refunded, replaced, restated or refinanced from time to time, including any agreement restructuring or adding Holdings or Subsidiaries of the Company as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

                    "NON-RECOURSE INDEBTEDNESS" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                    "NOTES CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages or other liabilities payable under the documentation governing any Indebtedness.

                    "OFFER TO PURCHASE" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the Section of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a PRO RATA basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no later than five Business Days following the termination of the Offer to Purchase (the "Payment Date"); (iii) that the Offer to Purchase shall remain open for a period not to exceed 60 days following its commencement, except to the extent that a longer period is required by applicable law; (iv) that any Note not tendered will continue to accrue interest pursuant to its terms; (v) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (vi) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (viii) that Holders whose

Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a PRO RATA basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions for such Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to such Offer to Purchase by virtue thereof.

                    "OFFERING" means the offering of the Series A Notes by the Company.

                    "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

                    "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 12.04 and 12.05 hereof.

                    "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.04 and 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

                    "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

                    "PERMITTED INVESTMENTS" means (a) any Investments in the Company or in a Subsidiary Guarantor that is engaged in one or more Related Businesses; (b) any Investment by the Company or a Subsidiary Guarantor in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction PROVIDED, that the foregoing Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction; (c) any Investments in Cash Equivalents; (d) Investments by the Company or any Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Subsidiary Guarantor that is engaged in one or more Related Businesses or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary Guarantor that is engaged in one or more Related Businesses; (e) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13; (f) Investments outstanding as of the Issue Date; (g) Investments in the form of promissory notes of members of the Company's or Holdings' management in consideration of the purchase by such members of Equity Interests (other than Disqualified Stock) in the Company; (h) Investments which constitute Existing Indebtedness of the Company of any of its Subsidiaries; (i) accounts receivable, endorsements for collection or deposits arising in the ordinary course of business; (j) other Investments in any Person that do not exceed $10,000,000 at any time outstanding under and pursuant to this clause (j), without giving effect to changes in the value of such Investment occurring after the date of such Investment, but giving effect to all dividends, distributions, principal, interest and other payments received in respect of such Investments in cash or Cash Equivalents; (k) Investments in Foreign Subsidiaries or Joint Ventures that do not exceed $35,000,000 at any time outstanding under and pursuant to this clause (k), without giving effect to changes in the value of such Investment occurring after the date of such Investment, but giving effect to all dividends, distributions, principal, interest and other payments received in respect of such Investments in cash or Cash Equivalents; (l) Investments constituting Indebtedness owed by one Foreign Subsidiary to one or more other Foreign Subsidiaries or Investments by a Foreign Subsidiary in one or more other Foreign Subsidiaries; (m) Investments constituting Indebtedness permitted under clause (vii) of Section 4.07; and (n) capital stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries.

                    "PERMITTED JUNIOR SECURITIES" means securities that are subordinated at least to the same extent as the Notes or a Subsidiary Guarantee to Designated Senior Indebtedness of the Company or a Subsidiary Guarantor as applicable, and that have a final maturity date, that is the same as or later than, and a weighted average life to maturity that is the same as or greater than, the Notes or the applicable Subsidiary Guarantees.

                    "PERMITTED LIENS" means (i) Liens securing the New Credit Agreement and other Senior Indebtedness of the Company or the Subsidiary Guarantors and Permitted Refinancing Indebtedness related thereto; (ii) Liens in favor of the Company or any Subsidiary Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with or acquired by the Company or any Subsidiary of the Company in accordance with the provisions of this Indenture; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Issue Date and Liens securing any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by such Liens; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (x) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries; (xi) Purchase Money Liens (including extensions and renewals thereof and Liens securing any Permitted Refinancing

Indebtedness incurred in respect of the applicable Purchase Money Obligations); (xii) Liens securing reimbursement obligations with respect to letters of credit and bankers' acceptances which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (xiii) judgment and attachment Liens not giving rise to an Event of Default; (xiv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;
(xv) Liens arising out of consignment or similar arrangements for the sale of goods; (xvi) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease; (xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xviii) Liens on assets of the Company or its Subsidiaries with respect to Acquired Indebtedness (and Permitted Refinancing Indebtedness with respect thereto) PROVIDED that such Liens were not created in contemplation of or in connection with such acquisition; (xix) Liens on assets of the Company or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; (xx) Liens securing Indebtedness of any Foreign Subsidiary;
(xxi) Liens securing the Notes and any other obligations ranking PARI PASSU with the Notes; and (xxii) Liens securing Permitted Refinancing Indebtedness incurred to refinance any Indebtedness that was previously secured by a Lien, in a manner no more adverse, taken as a whole, to the Holders of the Notes than the Liens securing such refinanced Indebtedness.

                    "PERMITTED PAYMENTS TO HOLDINGS" means without duplication,
(a) payments to Holdings in an amount sufficient to permit Holdings to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to the Company and its Subsidiaries, including any reasonable professional fees and expenses not in excess of $300,000 in any fiscal year, but excluding all expenses payable to or to be paid to or on behalf of AIP, and (b) payments to Holdings to enable Holdings to pay foreign, federal, state or local tax liabilities ("Tax Payments"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that Holdings has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries and Unrestricted Subsidiaries; PROVIDED, HOWEVER, that (i), notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its United States Subsidiaries in respect of their Federal income tax liability, such payment shall be determined on the basis of assuming that Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated Federal income tax return and that Holdings and each such United States Subsidiary is a member of the Company Affiliated Group and (ii) any Tax Payments shall either be used by Holdings to pay such tax liabilities within 90 days of Holdings' receipt of such payment or refunded to the payee.

                    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if issued with an original issue discount) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if issued with an original issue discount) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith, the accrued or unpaid interest thereon and any premium owed in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and the final maturity date of such Permitted Refinancing Indebtedness is later than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                    "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

                    "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                    "PURCHASE MONEY LIEN" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the purchase (or lease), or the cost of construction or improvement, of such asset or property; PROVIDED, HOWEVER, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

                    "PURCHASE MONEY OBLIGATIONS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase (or lease), or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

                    "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                    "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                    "RECEIVABLES SUBSIDIARY" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

                    "REGULATION S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

                    "REGULATION S GLOBAL NOTE" means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                    "RELATED BUSINESS" means the business conducted by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are related businesses, including reasonable extensions or expansions thereof.

                    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Designated Senior Indebtedness.

                    "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

                    "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

                    "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                    "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

                    "RULE 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

                    "SEC" means the Securities and Exchange Commission.

                    "SECURITIES ACT" means the Securities Act of 1933, as amended.

                    "SENIOR INDEBTEDNESS" means the following obligations of the Company or the Subsidiary Guarantors, whether outstanding on the Issue Date or thereafter Incurred: (i) all Indebtedness and other Obligations under, and Guarantees of, the New Credit Agreement and (ii) all other Indebtedness and all other monetary obligations of the Company or the Subsidiary Guarantors (other than the Notes and the Subsidiary Guarantees), unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is PARI PASSU with, or subordinated in right of payment to, the Notes or the Subsidiary Guarantees, as the case may be; PROVIDED that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company or the Subsidiary Guarantors that, when Incurred, was without recourse to the Company or the Subsidiary Guarantors, as the case may be, (b) any Indebtedness of the Company to a Subsidiary of the Company, or to a Joint Venture in which the Company has an interest, (c) any repurchase, redemption or other obligation in respect of Disqualified Stock, (d) any Indebtedness to any employee of the Company or any of its Subsidiaries, (e) any liability for taxes owed or owing by the Company or any of its Subsidiaries, or (f) any trade payables. Senior Indebtedness will also include Accrued Bankruptcy Interest.

                    "SENIOR REVOLVING DEBT" means revolving Indebtedness under the New Credit Agreement as such agreement may be restated, further amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

                    "SENIOR TERM DEBT" means term Indebtedness under the New Credit Agreement as such agreement may be restated, further amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

                    "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

                    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

                    "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

                    "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                    "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof). Unrestricted Subsidiaries will not be included in the definition of Subsidiary for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary.")

                    "SUBSIDIARY GUARANTORS" means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

                    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                    "TRANSFER RESTRICTED NOTES" means securities that bear, or that are required to bear, the Private Placement Legend.

                    "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                    "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                    "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:
(a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section
4.07 hereof, the Company will be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; PROVIDED that such designation will be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section
4.07 hereof, and (ii) no Default or Event of Default would be in existence following such designation.

                    "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.  OTHER DEFINITIONS

                                                          Defined in
             Term                                          Section
             ----                                         ----------
             "Affiliate Transaction"                         4.12
             "Authentication Order"                          2.02
             "Bankruptcy Law"                                6.01
             "Benefitted Party"                              10.01
             "Company Obligations"                           4.01
             "Covenant Defeasance"                           8.03
             "Custodian"                                     6.01
             "DTC"                                           2.03
             "Guarantee Obligations"                         10.01
             "Legal Defeasance"                              8.02
             "Nonpayment Default"                            11.03
             "Paying Agent"                                  2.03
             "Payment Blockage Notice"                       11.03
             "Payment Date"                                  1.01
             "Payment Default"                               11.03
             "Registrar"                                     2.03
             "Restricted Payments"                           4.09

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                    The following TIA terms used in this Indenture have the following meanings:

                    "INDENTURE SECURITIES" means the Notes;

                    "INDENTURE SECURITY HOLDER" means a Holder of a Note;

                    "INDENTURE TO BE QUALIFIED" means this Indenture;

                    "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

                    "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

                    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION

                    Unless the context otherwise requires:

                    (1)  a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (3)  "or" is not exclusive;

                    (4) words in the singular include the plural, and in the plural include the singular;

                    (5) provisions apply to successive events and transactions; and

                    (6) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                     ARTICLE 2.
                                     THE NOTES

SECTION 2.01.  FORM AND DATING

                    (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.

Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                    (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                    (c) EUROCLEAR AND CEDEL PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02.  EXECUTION AND AUTHENTICATION

                    An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an

"Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; PROVIDED that (i) Notes authenticated for issuance on the Issue Date shall not exceed $175,000,000 in aggregate principal amount, (ii) Additional Notes authenticated for issuance on an Interest Payment Date (as defined in the Notes) shall, subject to the provisions of the Notes relating to the payment of interest, not exceed the aggregate principal amount required to pay interest on the outstanding Notes through the issuance of such Additional Notes, and (iii) Additional Notes authenticated for issuance on any other date shall not exceed $50,000,000 in aggregate principal amount. The aggregate principal amount of Notes outstanding at any time may not exceed $225,000,000, plus the aggregate principal amount of Additional Notes issued to pay interest on the Notes pursuant to the terms thereof, except as provided in Section 2.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT

                    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST

                    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  HOLDER LISTS

                    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).
 If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE

                    (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in
(i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or

2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),
(c) or (f) hereof.

                    (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                         (i)    TRANSFER OF BENEFICIAL INTERESTS IN THE SAME
GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                         (ii)   ALL OTHER TRANSFERS AND EXCHANGES OF
BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an

Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                         (iii)  TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER
RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                              (A)  if the transferee will take delivery in
               the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                              (B)  if the transferee will take delivery in
               the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof.

                         (iv)   TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS
IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                              (A)  such exchange or transfer is effected
               pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                              (C)  such transfer is effected by a
               Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                              (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    If any such transfer is effected pursuant to subparagraph
(B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                    (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                         (i)    BENEFICIAL INTERESTS IN RESTRICTED GLOBAL
NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                              (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                              (B)  if such beneficial interest is being
               transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                              (C)  if such beneficial interest is being
               transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                              (D)  if such beneficial interest is being
               transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                              (E)  if such beneficial interest is being
               transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
               (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                              (F)  if such beneficial interest is being
               transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                              (G)  if such beneficial interest is being
               transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                         (ii)   BENEFICIAL INTERESTS IN RESTRICTED GLOBAL
NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                              (A)  such exchange or transfer is effected
               pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                              (C)  such transfer is effected by a
               Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                              (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph
               (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the

               Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                         (iii)  BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL
NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive
Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                    (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                         (i)    RESTRICTED DEFINITIVE NOTES TO BENEFICIAL
INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                              (A)  if the Holder of such Restricted
               Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                              (B)  if such Restricted Definitive Note is
               being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                              (C)  if such Restricted Definitive Note is
               being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

                         (ii)   RESTRICTED DEFINITIVE NOTES TO BENEFICIAL
INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                              (A)  such exchange or transfer is effected
               pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                              (C)  such transfer is effected by a
               Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                              (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                         (iii)  UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL
INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                    (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                         (i)    RESTRICTED DEFINITIVE NOTES TO RESTRICTED
DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                              (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                              (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                              (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                         (ii)   RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED
DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                              (A)  such exchange or transfer is effected
               pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                              (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                              (C)  any such transfer is effected by a
               Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                              (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                         (iii)  UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED
DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

              (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to
Section 2.06(d)(ii) and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause
(i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

              (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                   (i)  PRIVATE PLACEMENT LEGEND.

                        (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR

          OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT
          (I) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (II) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (III) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (IV) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (V) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

               (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
          (c)(iii),

          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                   (ii) GLOBAL NOTE LEGEND. To the extent required by the Depositary, each Global Note shall bear a legend in substantially the following form:

          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
          2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
          (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

               (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

               (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

                   (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.13 and 4.14 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                   (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                    (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                   (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                    (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                    (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.  REPLACEMENT NOTES

              If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES

              The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES

              Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST

              If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                     ARTICLE 3.
                                     REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE

              If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED

              If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

              The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION

              At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

              The notice shall identify the Notes to be redeemed and shall state:

              (a)  the redemption date;

              (b)  the redemption price;

              (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

              (d)  the name and address of the Paying Agent;

              (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

              (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

              (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

              At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION

              Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE

              On the Business Day immediately prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the

Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART

              Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION

              The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after May 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period commencing May 15, of the years set forth below:

         YEAR                                               PERCENTAGE
         ----                                               ----------
         2003  . . . . . . . . . . . . . . . . . . . . . .   105.125%
         2004  . . . . . . . . . . . . . . . . . . . . . .   103.417%
         2005  . . . . . . . . . . . . . . . . . . . . . .   101.708%
         2006 and thereafter . . . . . . . . . . . . . . .   100.000%


              In addition, at any time or from time to time on or prior to May 15, 2001, the Company may redeem up to 35% of the principal amount of the Notes issued under this Indenture, at a redemption price (expressed as a percentage of principal amount) of 110.250%, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date with the Net Cash Proceeds of one or more Equity Offerings; PROVIDED that at least $100,000,000 aggregate principal amount of Notes remains outstanding after the occurrence of each such redemption; and PROVIDED FURTHER, that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

SECTION 3.08.  NO MANDATORY REDEMPTION

              The Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                     ARTICLE 4.
                                     COVENANTS

SECTION 4.01.  PAYMENT OF NOTES

              The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due; PROVIDED that interest which, under the Notes, may be paid with Additional Notes shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date Additional Notes (along with the amount of cash, in immediately available funds, necessary to satisfy the requirement that Additional Notes that would be in incremental amounts of less than $1,000 shall be payable in cash) sufficient to pay all interest then due.
The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company's Obligations under the Notes, this Indenture and the Registration Rights Agreement are referred to herein as the "Company Obligations."

              The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY

                    The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

                    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                    The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.  SEC REPORTS AND REPORTS TO HOLDERS

                    Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, beginning with the year ending December 31, 1998 the Company shall furnish to the Holders of Notes and the Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; PROVIDED that the foregoing shall not require the Company to furnish separate financial results of its Subsidiaries. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company and the Subsidiary Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.  COMPLIANCE CERTIFICATE

                    (a) The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                    (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES

                    The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and the Subsidiary Guarantors to satisfy their obligations under the Notes, the Subsidiary Guarantees and this Indenture.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS

                    The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the

Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  LIMITATION ON INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

                    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly incur any Indebtedness (including Acquired Indebtedness) and the Company shall not issue or otherwise incur any Disqualified Stock and shall not permit any of its Subsidiaries to issue or otherwise incur any shares of Disqualified Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue or otherwise incur shares of Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness (including Acquired Indebtedness) and issue or otherwise incur Disqualified Stock and Foreign Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if: (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued or incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued or incurred, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; PROVIDED, that no Guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by the Company or a Subsidiary pursuant to this paragraph; and PROVIDED FURTHER, that all Indebtedness incurred by Foreign Subsidiaries pursuant to this paragraph must be secured and must not be subordinated in right of payment to any other Indebtedness.

                    The foregoing provisions will not apply to:

                         (i)  the incurrence by the Company or any Subsidiary
Guarantors of Senior Term Debt (and Guarantees thereof by Subsidiary Guarantors and the Company); PROVIDED that the aggregate principal amount of all Senior Term Debt outstanding under this clause (i) after giving effect to such incurrence does not exceed $120,000,000 less the aggregate amount of all Net Proceeds of Asset Sales applied to repay Senior Term Debt pursuant to
Section 4.13 hereof;

                         (ii) the incurrence by the Company or any Subsidiary
Guarantors of Senior Revolving Debt (and Guarantees thereof by Subsidiary Guarantors and the Company) and reimbursement obligations in respect of letters of credit in an aggregate principal amount at any time outstanding under this clause (ii) (with letters of credit obligations being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries that are Subsidiary Guarantors with respect thereto) not to exceed an amount equal to the greater of (a) $25,000,000, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount or, as applicable, the commitments with respect to such Indebtedness pursuant to Section 4.13 hereof and (b) an amount equal to the Borrowing Base;

                         (iii)  the incurrence by the Company and its
Subsidiaries of the Existing Indebtedness (including any Permitted Refinancing Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace such Indebtedness);

                         (iv)   the incurrence by the Company of Indebtedness
represented by the (x) Notes issued as of the Issue Date, (y) Exchange Notes and (z) Additional Notes issued to satisfy interest payment obligations of the Company under the Notes (as set forth in the Notes) and the incurrence by Subsidiaries of Indebtedness represented by the Subsidiary Guarantees;

                         (v)    the incurrence by the Company or any of its
Subsidiaries of Indebtedness represented by Capital Lease Obligations, Mortgage Financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business or a Related Business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding under this clause (v) (including any Permitted Refinancing Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness);

                         (vi)   the incurrence by the Company or any of its
Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred or was outstanding on the Issue Date after giving effect to the Acquisition Transactions;

                         (vii)  the incurrence by the Company or any of
its Subsidiaries of intercompany Indebtedness (a) between or among the Company and any of the Subsidiary Guarantors or Foreign Subsidiaries, (b) between or among any Subsidiary Guarantors, (c) between or among any Foreign Subsidiaries and (d) between or among any Subsidiary Guarantors and Foreign Subsidiaries; PROVIDED, HOWEVER, that (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company, a Subsidiary Guarantor or a Foreign Subsidiary and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary Guarantor or Foreign Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                         (viii) the incurrence by the Company or any of
its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred or (b) currency risk (to the extent incurred in the ordinary course of business and not for purposes of speculation);

                         (ix)   the incurrence by the Company or any of the
Subsidiary Guarantors of Indebtedness (in addition to Indebtedness permitted by any other clause of this covenant) in an aggregate principal amount at any time outstanding under this clause (ix) not to exceed the sum of $20,000,000 (including Permitted Refinancing Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness); PROVIDED that such Indebtedness may, but need not, be incurred under the New Credit Agreement;

                         (x)    Indebtedness incurred by the Company or any of
the Subsidiary Guarantors or Foreign Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, bankers' acceptances, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiary Guarantors or Foreign Subsidiaries to any Person acquiring all or a portion of such business or assets of the Company or a Subsidiary of the Company for the purpose of financing such acquisition, in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Company in good faith) actually received by the Company or any of its Subsidiaries in connection with such disposition;

                         (xi)   the incurrence by a Receivables Subsidiary of
Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any Subsidiary of the Company, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

                         (xii)  the incurrence by Foreign Subsidiaries of
Indebtedness (in addition to Indebtedness permitted by any other provision of this covenant) in an aggregate amount not to exceed $25,000,000 at any time outstanding under this clause (xii) (including any Permitted Refinancing Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness);


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

                         (xiii) Indebtedness in respect of performance
bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and its Subsidiaries in the ordinary course of their business;

                         (xiv)  Indebtedness arising from the honoring by
a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; and

                         (xv)   Finance Subsidiary Indebtedness.

                    Notwithstanding any other provision of this Section 4.07, a Guarantee of Indebtedness permitted by the terms of this Indenture at the time such Indebtedness was incurred or at the time the guarantor thereof became a Subsidiary Guarantor will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence of Indebtedness by the Company or any of its Subsidiaries, the Company shall designate pursuant to which provision of this Section 4.07 such Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.07, except as stated otherwise in the foregoing provision.

                    Indebtedness or Disqualified Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes a Subsidiary of the Company or is merged with or consolidated with the Company or a Subsidiary of the Company, as applicable.

SECTION 4.08.  LIMITATION ON LIENS

                    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes are secured by such Lien on an equal and ratable basis.

SECTION 4.09.  LIMITATION ON RESTRICTED PAYMENTS

                    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' or Holdings' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or to any Subsidiary Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary Guarantor or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Subsidiary Guarantor and other than pursuant to the Acquisition Transactions); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or any of the Subsidiary Guarantees as applicable (and other than Notes or the Subsidiary Guarantees, as applicable), except for any scheduled repayment (including any sinking fund or similar payment) or at final maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above, unless a Permitted Investment, being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

                    (a) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

                    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.07; and

                    (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses
(ii), (iii), (iv), (v), (vi) and (x) of the next succeeding paragraph), is less than the sum of (i) $7,500,000, plus (ii) 50% of the Consolidated Net Income (adjusted to exclude any amounts that are otherwise included in this clause (c) to the extent there would be, and to avoid, any duplication in the crediting of any such amounts) of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) to the extent not included in the amount described in clause (ii) above, 100% of the aggregate Net Cash Proceeds received after the Issue Date by the Company from the issue or sale of, or from capital contributions in respect of, Equity Interests of the Company or of debt securities of the Company or any Subsidiary Guarantor that have been converted into, or cancelled in exchange for, Equity Interests of the Company (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than

Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iv) 100% of any dividends or other distributions received by the Company or a Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, plus (v) 100% of the cash proceeds (or Cash Equivalents) realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person) following the Issue Date, plus (vi) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash (or Cash Equivalents) or otherwise liquidated or repaid for cash (or Cash Equivalents), the amount of cash proceeds (or Cash Equivalents) received with respect to such Restricted Investment plus (vii) upon the redesignation of an Unrestricted Subsidiary as a Subsidiary, the lesser of (x) the fair market value of such Subsidiary or
(y) the aggregate amount of all Investments made in such Subsidiary subsequent to the Issue Date by the Company and its Subsidiaries.

                    The foregoing provisions shall not prohibit, if and to the extent any of the following would otherwise constitute a Restricted
Payment: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) if no Default or Event of Default shall have occurred and be continuing (and shall not have been waived) or shall occur as a consequence thereof, the payment by the Company of a management fee to AIP in an amount not to exceed $1,850,000 in any fiscal year and the reimbursement by the Company of AIP's reasonable out-of-pocket expenses incurred in connection with the rendering of management services to or on behalf of the Company; PROVIDED, HOWEVER, that no such fees may be paid, and no such expenses may be reimbursed, unless the obligation of the Company to pay such management fee has been subordinated to the payment of all Obligations with respect to the Notes (and any Subsidiary Guarantee thereof); (iii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that any Net Cash Proceeds that are utilized for any such Restricted Investment shall be excluded from clause (c)(iii) of the preceding paragraph; (iv) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent capital contributions in respect of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that any Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement

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

or other acquisition, shall be excluded from clause (c)(iii) of the preceding paragraph; (v) the defeasance, redemption or repurchase of, or the making of a principal payment on, or the acquisition or retirement for value of, subordinated Indebtedness in exchange for or with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase shall be excluded from clause (c)(iii) of the preceding paragraph;
(vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, Holdings or any Subsidiary of the Company held by any member of the Company's (or Holdings' or any of its Subsidiaries') management pursuant to any management agreement or stock option agreement or upon the death, disability or termination of employment of such member; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests will not exceed $5,000,000 in the aggregate (net of the Net Cash Proceeds received by Holdings, the Company or any of its Subsidiaries from subsequent reissuances of such Equity Interests to new members of such management), and no Default or Event of Default will have occurred and be continuing immediately after such transaction; (vii) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; (viii) PRO RATA dividends and other distributions on the Equity Interests of any Subsidiary of the Company by such Subsidiary; (ix) payments in lieu of fractional shares in an amount not to exceed $50,000 in the aggregate; (x) Permitted Payments to Holdings; and
(xi) so long as no Default or Event of Default has occurred and is continuing, from and after one Business Day prior to November 15, 2003, payments of cash dividends to Holdings in an amount sufficient to enable Holdings to make payments of interest required to be made in respect of the Holdings Debentures in accordance with the terms thereof in effect on the Issue Date, provided such interest payments are made with the proceeds of such dividends.

                    The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash or Cash Equivalents) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.09. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

               The amount of all Restricted Payments (other than cash or Cash Equivalents) shall be the fair market value (as and to the extent set forth in an Officers' Certificate delivered to the Trustee pursuant to the next sentence) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five Business Days following the date of making any Restricted Payment in excess of $1,000,000, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.10. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable Existing Indebtedness as in effect on the Issue Date, (b) the New Credit Agreement as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the Issue Date, (c) this Indenture and the Notes or any Indebtedness ranking on a PARI PASSU basis with the Notes or the Subsidiary Guarantees, as applicable, PROVIDED such restrictions are no more

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

restrictive, taken as a whole, than those contained in this Indenture, (d) applicable law, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business, (g) Purchase Money Obligations, Mortgage Financings or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired on or after the Issue Date, PROVIDED, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Permitted Lien,
(i) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, PROVIDED that such restrictions apply only to such Receivables Subsidiary, (j) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract, (k) Indebtedness permitted to be incurred under Section 4.07 hereof and incurred on or after the Issue Date, PROVIDED, that such encumbrances or restrictions in such Indebtedness are no more onerous, taken as a whole, than the restrictions contained in the New Credit Agreement on the Issue Date or as the New Credit Agreement may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced as set forth in clause (b) above, (l) restrictions contained in Indebtedness of Foreign Subsidiaries incurred under Section 4.07, (m) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (n) restrictions with respect to the Company or a Subsidiary of the Company imposed pursuant to a binding agreement entered into for the sale or disposition of Equity Interests or assets of such Person permitted pursuant to this Indenture, or (o) agreements relating to Permitted Liens or Indebtedness related thereto; provided that such encumbrance or restriction relates only to the property subject to such Permitted Lien.

SECTION 4.11.  LIMITATION ON LINES OF BUSINESS

               Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other

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

than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

SECTION 4.12.  LIMITATION ON TRANSACTIONS WITH AFFILIATES

               The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $5,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause
(i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members (if any) of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing or, in the event such transaction is of a type that investment bankers do not generally render fairness opinions, a valuation or appraisal firm of national reputation; PROVIDED that the following will not be deemed to be Affiliate Transactions:
(w) the provision of administrative or management services by the Company or any of its officers to any of its Subsidiaries in the ordinary course of business, (x) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business, (y) transactions between or among the Company and/or its Subsidiaries or transactions between a Receivables Subsidiary or a Finance Subsidiary and any Person in which the Receivables Subsidiary or Finance Subsidiary has an Investment and (z) transactions permitted by Section 4.09. In addition, none of the Acquisition Transactions shall be deemed to be Affiliate Transactions.

SECTION 4.13.  LIMITATION ON ASSET SALES

               The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (in each case as set forth in an Officers' Certificate delivered to the Trustee), (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to, or PARI PASSU with, the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), will be deemed to be cash for purposes of this provision and the receipt of such cash shall be treated as cash received from an Asset Sale for which such Notes or obligations were received.

               The Company or any of its Subsidiaries may apply the Net Proceeds from each Asset Sale, at its option, within 360 days after the consummation of such Asset Sale, (a) to permanently reduce any Senior Indebtedness (and in the case of any senior revolving indebtedness to correspondingly permanently reduce commitments with respect thereto), or (b) for the acquisition of another business or the acquisition of other property or assets, in each case, in the same or a Related Business or (c) for any combination of the foregoing. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") and to holders of other Indebtedness of the Company outstanding ranking on a PARI PASSU basis with the Notes with provisions requiring the Company to make an offer (or otherwise redeem or prepay) with proceeds from the asset sales, PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, to purchase (or otherwise redeem or prepay) the maximum principal amount (or accreted value, as applicable) of Notes and such other Indebtedness, if any, that may be purchased (or redeemed or prepaid) out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Section. If the aggregate principal amount (or accreted value, as applicable) of Notes and such Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Indebtedness

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

to be purchased on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

               The Asset Sale Offer will remain open for a period not to exceed 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations were applicable in connection with the repurchase of the Notes as a result of an Asset Sale Offer. To the extent the provisions of any such securities laws or regulations conflict with the provisions of this covenant, compliance by the Company or any of the Subsidiary Guarantors with such laws, rules and regulations shall not in and of itself cause a breach of its obligations under this covenant.

               If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

               Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (a) that the Asset Sale Offer is being made pursuant to this covenant and the length of time the Asset Sale Offer shall remain open;

               (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

               (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

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
               (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer the Note by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

               (f) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Trustee shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

               On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note

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

surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.

SECTION 4.14.  REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

               The Company must commence, within 35 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

               The Company will not be required to make an Offer to Purchase pursuant to this covenant if a third party makes an Offer to Purchase in compliance with this covenant and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

SECTION 4.15.  LIMITATION ON LAYERING INDEBTEDNESS

               The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for Indebtedness that by its terms or the terms of any document or instrument relating thereto is expressly subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Notes, and no Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for Indebtedness that by its terms or the terms of any document or instrument relating thereto is expressly subordinate or junior in right of payment to any Senior Indebtedness of such Subsidiary Guarantor and senior in right of payment to its Subsidiary Guarantee; PROVIDED that this prohibition shall not prohibit Acquired Indebtedness (other than Acquired Indebtedness incurred in connection with or in contemplation of a merger of the Company or any Subsidiary Guarantor or in connection with another transaction pursuant to which a Person becomes a Subsidiary of the Company).

SECTION 4.16.  ADDITIONAL SUBSIDIARY GUARANTEES

               If the Company or any of its Subsidiaries shall acquire or create another Subsidiary (other than a Foreign Subsidiary, Finance Subsidiary or Receivables Subsidiary) after the date of this Indenture, then such newly acquired or created Subsidiary shall execute a Subsidiary Guarantee substantially in the form of Exhibit E hereto and deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee regarding the due authorization, execution and delivery of the Subsidiary Guarantee.

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

                                     ARTICLE 5.
                                    SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION OR SALE OF ASSETS

               The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all the obligations of the Company, under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) the Surviving Entity shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and (v) the Company shall have delivered to the Trustee an Officers' Certificate addressed to the Trustee stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor of the Company shall not be relieved from the obligation to pay the principal of and interest on the Notes.

                                     ARTICLE 6.
                               DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT

                    Each of the following constitutes an Event of Default:

                    (a) default in the payment of interest on, or Liquidated Damages with respect to, any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                    (b) default in the payment of principal of or premium, if any, on any Note when the same becomes due and payable;

                    (c) the Company fails to make or consummate an Asset Sale Offer in accordance with Section 4.13 or an Offer to Purchase in accordance with Section 4.14;

                    (d) the failure by the Company or any of its Subsidiaries for 30 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes to comply with
Section 4.07 or Section 4.09;

                    (e) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture, the Notes or the Subsidiary Guarantees and such default or breach continues for a period of 60 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

                    (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries or the payment of which is guaranteed by the Company or any of its Subsidiaries whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal upon final stated maturity of such Indebtedness following the expiration of any grace period provided in such Indebtedness or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default in the payment of principal upon final stated maturity which has not been cured and is continuing following the expiration of any applicable grace period or the maturity of which has been so accelerated and has not been satisfied, aggregates $7,500,000 or more;


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

                    (g) any final judgment or order for the payment of money shall be rendered against the Company or any Significant Subsidiary in excess of $7,500,000 in the aggregate for all such final judgments or orders against all such Persons and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $7,500,000;

                    (h) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in any material respect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                    (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                    (j) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

                    The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.  ACCELERATION

                    If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and


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

to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest (including Liquidated Damages) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable; PROVIDED that any such declaration of acceleration shall not become effective until the earlier of (A) five Business Days after receipt of the acceleration notice by the Representative of the holders of Designated Senior Indebtedness and the Company or (B) acceleration of the maturity of Designated Senior Indebtedness; PROVIDED FURTHER that such acceleration shall automatically be rescinded and annulled without any further action required on the part of the Holders in the event that any and all Events of Default specified in the acceleration notice under this Indenture shall have been cured, waived or otherwise remedied as provided in this Indenture prior to the expiration of the period referred to in the preceding clauses (A) and
(B). In the event of a declaration of acceleration because an Event of Default set forth in clause (f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to clause (f) shall be remedied or cured by the Company or the relevant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.03.  OTHER REMEDIES

                    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS

                    The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing


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

Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY

                    Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.06.  LIMITATION ON SUITS

                    A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                    (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                    (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                    (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                    (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                    (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.


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

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

                    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE

                    If an Event of Default specified in Section 6.01(a) or
(b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM

                    The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the


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

Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES

                    If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                    FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                    SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

                    THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

                    The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS

                    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


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

                                     ARTICLE 7.
                                      TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE

                    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                    (b)  Except during the continuance of an Event of
Default:

                         (i)  the duties of the Trustee shall be determined
solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                    (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                         (i)  this paragraph (c) does not limit the effect of
paragraph (b) of this Section;

                         (ii) the Trustee shall not be liable for any error
of judgment made in good faith by an Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                         (iii)     the Trustee shall not be liable with
respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                    (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01 and 7.02.


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

                    (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE

                    (a) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                    (b) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                    (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                    (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                    (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), 6.01(b) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                    (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE

                    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER

                    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


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

SECTION 7.05.  NOTICE OF DEFAULTS

                    If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs.
Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

                    Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                    A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY

                    The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                    The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any

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

such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                    The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                    To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                    When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(i) or 6.01(j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                    The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE

                    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                    (a)  the Trustee fails to comply with Section 7.10 hereof;

                    (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;


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

                    (c) a Custodian or public officer takes charge of the Trustee or its property; or

                    (d)  the Trustee becomes incapable of acting.

                    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

                    If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION

                    There shall at all times be a Trustee hereunder that is a corporation (or a member of a bank holding company) organized and doing business under the laws of the


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United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                    This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

                    The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                    The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE

                    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Company and the Subsidiary Guarantors, as applicable, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Subsidiary Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other obligations under such Notes, such Subsidiary Guarantees and this Indenture (and the Trustee, on


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demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE

                    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the Company be released from its obligations under Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10,
4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof and the Subsidiary Guarantors shall be released from their obligations under Section 10.03(b) hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, (x) Sections 6.01(c) through 6.01(h) hereof shall not constitute Events of Default and (y) Sections 6.01(i) and 6.01(j) shall not constitute Events of Default as of the 91st day following the occurrence of the Company's exercise of Covenant Defeasance.


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SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

                    The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                    In order to exercise either Legal Defeasance or Covenant
Defeasance:

                    (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                    (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                    (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
Article 8 concurrently with such incurrence);

                    (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or


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

instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                    (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                    (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                    Legal Defeasance and Covenant Defeasance shall be deemed to occur on the date of the deposit required under Section 8.04(a), so long as all of the other conditions set forth in Section 8.04 are satisfied as of such date.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

                    Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof.

                    Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount


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thereof that would then be required to be deposited to effect an equivalent
Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY

                    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT

                    If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


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


                                  ARTICLE 9.
                      AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES

                    Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes, and the Subsidiary Guarantors and the Trustee may amend or supplement any Subsidiary Guarantee, without the consent of any Holder of a Note:

                    (a)  to cure any ambiguity, defect or inconsistency;

                    (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                    (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

                    (d) to provide for additional Subsidiary Guarantors as set forth in Section 4.16 or for the release or assumption of a Subsidiary Guarantee in compliance with this Indenture;

                    (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                    (f) to comply with the provisions of the Depositary, Euroclear or Cedel or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein; or

                    (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                    Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental


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Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES

                    Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.13 and 4.14 hereof), and the Notes, and the Subsidiary Guarantors and the Trustee may amend or supplement the Subsidiary Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

                    In connection with any amendment, supplement or waiver under this Article 9, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                    Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                    It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                    After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect


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

the validity of any such amended or supplemental Indenture or waiver.
Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected (it being understood that Sections 4.13 and 4.14 may be amended, waived or modified in accordance with the first paragraph of Section 9.02), an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                    (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                    (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, under Section 3.07;

                    (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                    (d) waive a past Default or past Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                    (e) make any Note payable in money other than that stated in the Notes;

                    (f) except as otherwise provided in this fifth paragraph of Section 9.02 (including clauses (a) through (g) hereof), make any change in the provisions of this Indenture, the Notes or the Subsidiary Guarantees relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, premium or Liquidated Damages, if any, or interest on the Notes; or

                    (g) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT

                    Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.


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

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS

                    Until an amendment, supplement or waiver becomes effective (as determined by the Company), a consent to it by a Holder of a
Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company). An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES

                    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

                    The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                              SUBSIDIARY GUARANTEES

SECTION 10.01. SUBSIDIARY GUARANTEES

                    Subject to the provisions of this Article 10, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note

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

authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (collectively, the "Guarantee Obligations"). Failing payment when due of any Guarantee
Obligation or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the Guarantee Obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. Each Subsidiary Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind
(except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary

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

Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.
The Subsidiary Guarantors hereby covenant that, except as otherwise provided therein, the Subsidiary Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Section 8.01.

                    If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

SECTION 10.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

                    To evidence the Subsidiary Guarantees set forth in
Section 10.01 hereof, each of the Subsidiary Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Subsidiary Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Subsidiary Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

                    Each of the Subsidiary Guarantors agree that the Subsidiary Guarantees set forth in this Article 10 will remain in full force and effect and apply to all the Notes

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

notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

                    If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

                    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.03. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

                    (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

                    (b) Except for a merger or consolidation in which a Subsidiary Guarantor is sold and its Subsidiary Guarantee is released in compliance with the provisions of Section 10.04, no Subsidiary Guarantor shall, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity other than the Company or another Subsidiary Guarantor unless (i) the entity or Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Guarantee Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; (ii) immediately after such transaction no Default or Event of Default exists;
(iii) unless such merger or consolidation involves only Subsidiaries and the surviving Person is a Subsidiary Guarantor, the Company would be able to, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the first paragraph of Section 4.07; and (iv) such Subsidiary Guarantor shall have delivered to the Trustee an Officers' Certificate addressed to the Trustee, each stating that such consolidation,

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

merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                    (c)  The Trustee, subject to the provisions of Section
12.04 hereof, shall be entitled to receive an Officers' Certificate as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.03. Such Officers' Certificate shall comply with the provisions of Section 12.05.

SECTION 10.04. RELEASES

                    Notwithstanding Section 10.03(b), in the event of (a) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all (or substantially all) of the Capital Stock of any Subsidiary Guarantor, or (b) a designation of a Subsidiary Guarantor as an Unrestricted Subsidiary, which sale or other disposition or which designation otherwise complies with the terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or substantially all of the Capital Stock of such Subsidiary Guarantor or in the event of a designation of such Subsidiary Guarantor as an Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any Guarantee Obligations under its Subsidiary Guarantee; PROVIDED that the Net Cash Proceeds from such sale or other disposition are applied (or are held for application) in accordance with the provisions of Section 4.13 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate, to the effect that such sale or other disposition or that such designation was made by the

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

Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its Guarantee Obligations under its Subsidiary Guarantee. Except as provided in Section 10.03(a), any Subsidiary Guarantor not released from its Guarantee Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

SECTION 10.05. LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY

                    Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Guarantee Obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Guarantee Obligations of such other Subsidiary Guarantor under this
Article 10, result in the Guarantee Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 10.06. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE SUBSIDIARY
               GUARANTORS

                    (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in
Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

                    (b) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Subsidiary Guarantor may be given or served as described in Section 12.02 as if references therein to the Company were references to such Subsidiary Guarantor.

                    (c) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in

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

Section 12.04 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

SECTION 10.07. SUBORDINATION OF SUBSIDIARY GUARANTEES

                    The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Article 10 is subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including Article 11 hereof. In the event that the Trustee receives any Subsidiary Guarantor payment at a time when the Trustee has actual knowledge that such payment is prohibited by the foregoing sentence, such Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Indebtedness of such Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Indebtedness. In the event that a Holder receives any Subsidiary Guarantor payment at a time when such payment is prohibited by the foregoing sentence, such Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Indebtedness of such Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Indebtedness.

                    Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 10.07, (b) authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary and appropriate to effectuate the subordination so provided, and (c) appoints the Trustee as the Holder's attorney-in-fact for any and all such purposes.

                                   ARTICLE 11.
                                  SUBORDINATION

SECTION 11.01. AGREEMENT TO SUBORDINATE

                    The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium, if any and interest, including Liquidated Damages, on the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Indebtedness, whether outstanding on the date hereof or hereafter incurred, and that the subordination

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

provisions in Article 11 and Section 10.07 are for the benefit of the holders of such Senior Indebtedness.

SECTION 11.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY

                    Upon any distribution to creditors of the Company or a Subsidiary Guarantor in a liquidation or dissolution of the Company or a Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or a Subsidiary Guarantor or its property or an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company or a Subsidiary Guarantor, the holders of Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, will be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including Accrued Bankruptcy Interest) before the Holders of Notes or such Subsidiary Guarantee, as applicable, will be entitled to receive any payment with respect to the Notes or such Subsidiary Guarantee, and until all Obligations with respect to such applicable Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes or such Subsidiary Guarantee would be entitled shall be made to the holders of the applicable Senior Indebtedness (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described Article 8).

SECTION 11.03. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS

                    The Company and the Subsidiary Guarantors also may not make any payment upon or in respect of the Notes or the applicable Subsidiary Guarantees (except in Permitted Junior Securities or from the trust described in Article 8) if (i) a default in the payment of the principal of, premium, if any, interest or any other amount on Designated Senior Indebtedness occurs and is continuing (a "Payment Default") or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity (a "Nonpayment Default") and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or from a Representative of the holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (a) in the case of a Payment Default, upon the date on which such Payment Default is cured or waived and (b) in the case of a Nonpayment Default, the earlier of the date on which such Nonpayment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated and such acceleration has not been rescinded or waived. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due

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

have been paid in full in cash or through the issuance of Additional Notes pursuant to the terms of the Notes. No Nonpayment Default (other than subsequent violations of a financial covenant following a waiver or cure of a prior violation of such covenant) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

SECTION 11.04. ACCELERATION OF NOTES

                    If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 11.05. WHEN DISTRIBUTION MUST BE PAID OVER

                    In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 11.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                    With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06. NOTICE BY COMPANY

                    The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article.

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

SECTION 11.07. SUBROGATION

                    After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 11.08. RELATIVE RIGHTS

                    This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

                    If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

                    No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 11.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE

                    Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                    Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such

Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11. RIGHTS OF TRUSTEE AND PAYING AGENT

                    Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                    The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person who is a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such Person to receive such payment.

                    The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12. AUTHORIZATION TO EFFECT SUBORDINATION

                    Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the agent or agents under the New Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 11.13. AMENDMENTS

                    The provisions of this Article 11 shall not be amended or modified in a manner adverse to the holder of Designated Senior Indebtedness without the written consent of the holders of Designated Senior Indebtedness.

                                   ARTICLE 12.
                                  MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS

                    If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

SECTION 12.02. NOTICES

                    Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                    If to the Company:

                         Great Lakes Carbon Corporation
                         4 Greenspoint Plaza, Suite 2200
                         16945 Northchase Drive
                         Houston, Texas 77060
                         Telephone No.:  (281) 775-4700
                         Telecopier No.:  (281) 775-4722
                         Attention:  President

                    If to the Trustee:

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

                         State Street Bank and Trust Company of California, N.A. 633 West Fifth Street, 12th Floor
                         Los Angeles, California  90071
                         Telephone No.:  (213) 362-7369
                         Telecopier No.:  (213) 362-7357
                         Attention:  Corporate Trust Department

                    The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                    Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                    If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                    If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

                    Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                    (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                    (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                    (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                    (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS

                    The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS

                    No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, as such, shall have any liability for any Obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08. GOVERNING LAW

                    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                    This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS

                    All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. SEVERABILITY

                    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. COUNTERPART ORIGINALS

                    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

                    The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                          [SIGNATURES ON FOLLOWING PAGE]

                                  SIGNATURES

 Dated as of May 22, 1998           GREAT LAKES CARBON CORPORATION

                                    By:  /s/ JAMES MCKENZIE
                                        -------------------------------------
                                    Name: James McKenzie
                                    Title: President and CEO
 Attest:
                                    (SEAL)
/s/ ADELE ROBLES
------------------------------------
 Name:  Adele Robles
 Title: Corporate Secretary

 Dated as of May 22, 1998           STATE  STREET  BANK  AND  TRUST  COMPANY OF
                                    CALIFORNIA, N.A.

                                    By:  /s/ SCOTT EMMONS
                                        -------------------------------------
                                    Name:  Scott Emmons
                                    Title:    Assistant Vice President

                                   EXHIBIT A
                                (Face of Note)
                                                     CUSIP No:[        (144A)]
                                                              [      (Reg. S)]
                                                              [        (ISIN)]

  FOR PURPOSES OF SECTIONS 1272 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986,
   AS AMENDED, (i) WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY, THE ISSUE PRICE OF THIS SECURITY IS $1,000 AND THE AMOUNT OF
  ORIGINAL ISSUE DISCOUNT IS $1,023.01, (ii) THE ISSUE DATE IS MAY 22, 1998,
                     AND (iii) THE YIELD TO MATURITY IS 10.25%

        10 1/4% [Series A] [Series B] Senior Subordinated Notes due 2008

No.                                                                 $__________

                          GREAT LAKES CARBON CORPORATION

promises to pay to _____________________ or registered assigns,

the principal sum of ___________________________________ Dollars on
May 15, 2008

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated:                             GREAT LAKES CARBON CORPORATION

                                   By:
                                      -------------------------------------
                                   Name:
                                   Title:

                                                           (SEAL)

Certificate of Authentication:

This is one of the [Global] Notes
referred to in the within-mentioned Indenture:

State Street Bank and Trust Company of California, N.A.


By:
   ---------------------------------
        Authorized Signatory

Dated:

                               (Back of Note)

      10 1/4%  [Series A] [Series B] Senior Subordinated Notes due 2008

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1/

[THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE

---------------------
1.     To be included only on Global Notes deposited with DTC as Depositary.

TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT
OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT
(I) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER
THE ACT)(A "QIB"), (II) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (III) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (IV) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (V) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE
FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES
LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT.
THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO
REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.]

                    Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               1. INTEREST. Great Lakes Carbon Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10 1/4% per annum from May 22, 1998 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). For interest payments due through May 15, 2003, the Company may, at its option, make up to four semiannual interest payments through the issuance of Additional Notes in an aggregate principal amount equal to the amount of the interest that would be payable if the rate per annum were equal to 11 3/4% (PROVIDED, that incremental amounts of less than $1,000 shall be payable in cash). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be November 15, 1998. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If the Company elects to make an interest payment on an Interest Payment Date through the issuance of Additional Notes as provided above, it must provide the Trustee and the Holders with irrevocable notice of such election at least ten (10) and not more than thirty (30) Business Days prior to the immediately preceding Interest Payment Date. Notwithstanding the foregoing, Additional Notes may not be used to make the interest payment due November 15, 1998.

               2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest (other than payment of interest through the issuance of Additional Notes) and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest (other than payment of interest through the issuance of Additional Notes), premium and Liquidated Damages on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company of California, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

               4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 22, 1998 ("Indenture") among the Company, any Subsidiary Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes will be limited in aggregate principal amount to $225,000,000, plus the aggregate principal amount of Notes required to make the interest payments in the form of Additional Notes described in the second sentence of Section 1 above.

               5. OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after May 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period commencing May 15, of the years set forth below:


        YEAR                                                       PERCENTAGE
                                                                   ----------
        2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . 105.125%

        2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.417%

        2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.708%

        2006 and thereafter. . . . . . . . . . . . . . . . . . . . 100.000%

               In addition, at any time prior to May 15, 2001, the Company may redeem up to 35% of the principal amount of the Notes issued under the Indenture with the proceeds of one or more Equity Offerings, at any time or from time to time in part, at a redemption price (expressed as a percentage of principal amount) of 110.250%, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date; PROVIDED that at least $100,000,000 aggregate principal amount of Notes remains outstanding after each such redemption; and PROVIDED FURTHER, that such redemption occurs within 90 days of the date of the closing of each such Equity Offering.

               6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

               7.   OFFERS TO PURCHASE.

                    (a) CHANGE OF CONTROL. The Company must commence, within 35 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

                    (b) ASSET SALE. The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (in each case as set forth in an Officers' Certificate delivered to the Trustee), (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to, or PARI PASSU with, the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), will be deemed to be cash for purposes of this provision and the receipt of such cash shall be treated as cash received from an Asset Sale for which such Notes or obligations were received.

                    The Company or any of its Subsidiaries may apply the Net Proceeds from each Asset Sale, at its option, within 360 days after the consummation of such Asset Sale, (a) to permanently reduce any Senior Indebtedness (and in the case of any senior revolving indebtedness to correspondingly permanently reduce commitments with respect thereto), or (b) for the acquisition of another business or the acquisition of other property or assets, in each case, in the same or a Related Business or (c) for any combination of the foregoing. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") and to holders of other Indebtedness of the Company outstanding ranking on a PARI PASSU basis with the Notes with provisions requiring the Company to make an offer (or otherwise redeem or prepay) with proceeds from the asset sales, PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, to purchase (or otherwise redeem or prepay) the maximum principal amount (or accreted value, as applicable) of Notes and such other Indebtedness, if any, that may be purchased (or redeemed or prepaid) out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Section. If the aggregate principal amount (or accreted value, as applicable) of Notes and such Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Indebtedness to be purchased on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

               8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

               9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

               10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of thethen outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Subsidiary Guarantees as set forth in the Indenture or for the release or assumption of Subsidiary Guarantees in compliance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Cedel or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

               11. DEFAULTS AND REMEDIES. The Indenture provides that each ofthe following constitutes an Event of Default: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions described below under "--Ranking"; (b) default in the payment of interest on, or Liquidated Damages with respect to, any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions described below under "--Ranking"; (c) the failure to make or consummate an Asset Sale Offer in accordance with provisions of Section 4.13 (Limitation on Asset Sales) or an Offer to Purchase in accordance with Section 4.14 (Change of Control) of the Indenture; (d) the Company or any of its Subsidiaries defaults in the performance of or breaches Section 4.07 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock) or Section 4.09 (Limitation on Restricted Payments) and such default or breach continues for a period of 30 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) the Company or any of its Subsidiaries defaults in the performance of or breaches any other covenant or agreement of the Company or such Subsidiary in the Indenture or under the Notes (other than a default specified in clause (a), (b), (c) or (d) above) and such default or breach continues for a period of 60 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (f) there occurs any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its

Subsidiaries or the payment of which is guaranteed by the Company or any of its Subsidiaries whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (I) is caused by a failure to pay principal of such Indebtedness upon final stated maturity following the expiration of any grace period provided in such Indebtedness or (II) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default in the payment of principal upon final stated maturity which has not been cured and is continuing following the expiration of any applicable grace period or the maturity of which has been so accelerated and has not been satisfied, aggregates $7,500,000 or more; (g) any final judgment or order for the payment of money shall be rendered against the Company or any Significant Subsidiary in excess of $7,500,000 in the aggregate for all such final judgments or orders against all such Persons and shall not be paid or discharged, and there shall be any period of 60 days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $7,500,000; (h) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in any material respect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (j) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

               12. RANKING. The Notes and the Subsidiary Guarantees are subordinated in right of payment, to the extent and in the manner provided in
Article 11 and Section 10.07 of the Indenture, to the prior payment in full of all Senior Indebtedness. The Company agrees, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

               13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, andperform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company and the Initial Purchasers (the "Registration Rights Agreement").

               18. CUSIP NUMBERS. Pursuant to a recommendation promulgated bythe Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                         Great Lakes Carbon Corporation
                         4 Greenspoint Plaza, Suite 2200
                         16945 Northchase Drive
                         Houston, Texas 77060
                         Attention:  President
                         Telephone No.:  (281) 775-4700

                          SUBSIDIARY GUARANTEE

                    The Subsidiary Guarantors listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture and any additional Subsidiary Guarantors), have irrevocably and unconditionally guaranteed the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the 10 1/4% Senior Subordinated Notes due 2008 (the "Notes") of Great Lakes Carbon Corporation, a Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest or Liquidated Damages, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                    The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

                    The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly subordinated to Senior Indebtedness of the Subsidiary Guarantor as set forth in Section 10.07 of the Indenture and reference is hereby made to such Section for the precise terms of such subordination.

                    No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

                    This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

                    This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                    The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                    THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                    Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of ---------



                                         By:
                                            -------------------------------
                                         Name:
                                         Title:

------------------------------------     (SEAL)
Name:
Title:

                                  ASSIGNMENT FORM


               To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

               -----------------------------------------------------------------
                         (Insert assignee's soc. sec. or tax I.D. no.)

               -----------------------------------------------------------------


               -----------------------------------------------------------------


               -----------------------------------------------------------------


               -----------------------------------------------------------------
                     (Print or type assignee's name, address and zip code)

               and irrevocably appoint------------------------------------------
               to transfer this Note on the books of the Company. The agent may substitute another to act for him.


               -----------------------------------------------------------------

               Date:
                    --------------------------
                                              Your Signature:
                                                             -------------------
                    (Sign exactly as your name appears on the face of this Note)

               Signature Guarantee.

                         OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

                       // Section 4.13           // Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $-----------

Date:                            Your Signature:
     --------------------                       -------------------------------
                                (Sign exactly as your name appears on the Note)


                                          Tax Identification No.:______________
Signature Guarantee.

               SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


       The following exchanges of a part of this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                 Principal
                Amount of       Amount of        Amount of      Signature of
                decrease in     increase in      this Global     authorized
                Principal       Principal           Note         officer of
                 Amount of       Amount of      following such    Trustee or
   Date of      this Global     this Global        decrease        Note
  Exchange          Note            Note        (or increase)     Custodian
  --------      -----------     -----------    -------------     ---------



















------------------
*This should be included only if the Note is issued in global form.

                           EXHIBIT B

                FORM OF CERTIFICATE OF TRANSFER

Great Lakes Carbon Corporation
4 Greenspoint Plaza, Suite 2200
16945 Northchase Drive
Houston, Texas 77060
Attention: President

State Street Bank and Trust Company of California, N.A.
633 West Fifth Street, 12th Floor
Los Angeles, California  90071
Attention:  Corporate Trust Group

       Re: 10 1/4% Senior Subordinated Notes due 2008

Dear Sirs:

       Reference is hereby made to the Indenture, dated as of May 22, 1998 (the "Indenture"), among Great Lakes Carbon Corporation, as issuer (the "Company"), the Subsidiary Guarantors party thereto and State Street Bank and Trust Company of California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.        //       CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States.Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.       //        CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Cedel. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.       //         CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a)  //   Such Transfer is being effected pursuant to and in
               accordance with Rule 144 under the Securities Act; or

               (b)  //   Such Transfer is being effected to the Company or
               a subsidiary thereof; or

               (c)  //   Such Transfer is being effected pursuant to an
               effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

               (d)  //   such Transfer is being effected to an Institutional
               Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act.
               Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.             //   CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

               (a)  //   CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The
               Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive
               Notes and in the Indenture.

               (b)  //   CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The
               Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c)  //   CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.
               (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



 __________________________          Dated:______________
 [Insert Name of Transferor]


 By:_______________________
   Name:
   Title:

                         ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

                             [CHECK ONE OF (a) OR (b)]

               (a)  //   a beneficial interest in the:

                    (i)  //   144A Global Note (CUSIP         ), or
                                                     ---------
                    (ii) //   Regulation S Global Note (CUSIP          ), or
                                                             ----------
               (b)  //   a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

                                                [CHECK ONE]

               (a)  //   a beneficial interest in the:

                    (i)  //   144A Global Note (CUSIP         ), or
                                                     ---------
                    (ii) //   Regulation S Global Note (CUSIP         ), or
                                                             ---------
                    (iii) //       Unrestricted Global Note (CUSIP         ); or
                                                                  ---------
               (b)  //   a Restricted Definitive Note; or

               (c)  //   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                     EXHIBIT C

                          FORM OF CERTIFICATE OF EXCHANGE

Great Lakes Carbon Corporation
4 Greenspoint Plaza, Suite 2200
16945 Northchase Drive
Houston, Texas 77060
Attention:  President

State Street Bank and Trust Company of California, N.A.
633 West Fifth Street, 12th Floor
Los Angeles, California  90071
Attention:  Corporate Trust Group

                    Re:  10 1/4% Senior Subordinated Notes due 2008

Dear Sirs:


                    Reference is hereby made to the Indenture, dated as of May 22, 1998 (the "Indenture"), between Great Lakes Carbon Corporation, as issuer (the "Company"), the Subsidiary Guarantors party thereto and State Street Bank and Trust Company of California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    ____________, (the "Owner") owns and proposes to exchange the Note[s]or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

               1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                    (a)   / /   CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                    (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                    (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                    (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

               2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                    (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                    (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] / / 144A Global Note or / / Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                    This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

--------------------------
[Insert Name of Owner]


By:-----------------------
  Name:
  Title:

Dated:
      ----------------

                                      EXHIBIT D

                         FORM OF CERTIFICATE FROM ACQUIRING
                         INSTITUTIONAL ACCREDITED INVESTOR

Great Lakes Carbon Corporation
4 Greenspoint Plaza, Suite 2200
16945 Northchase Drive
Houston, Texas 77060
Attention:  President

State Street Bank and Trust Company of California, N.A.
633 West Fifth Street, 12th Floor
Los Angeles, California 90071
Attention:  Corporate Trust Group

                    Re:       10 1/4% Senior Subordinated Notes due 2008

Dear Sirs:

                    Reference is hereby made to the Indenture, dated as of May 22, 1998 (the "Indenture"), between Great Lakes Carbon Corporation, as issuer (the "Company"), the Subsidiary Guarantors party thereto and State Street Bank and Trust Company of California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or
(b) a Definitive Note, we confirm that:

                    1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                    2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act,
(E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                    3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

                    4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                    5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Dated:
------------------------------------           ------------------------
[Insert Name of Accredited Investor]

By:_______________________________
Name:
Title:

                                    EXHIBIT E
                         FORM OF SUPPLEMENTAL INDENTURE
                         TO BE DELIVERED BY SUBSEQUENT
                             SUBSIDIARY GUARANTORS

            Supplemental Indenture (this "Supplemental Indenture"), dated as of ____, among _____ (the "Guaranteeing Subsidiary"), a subsidiary of Great Lakes Carbon Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company, any other Subsidiary Guarantors (as defined in the Indenture referred to herein) party thereto and State Street Bank and Trust Company of California, N.A., as trustee under the indenture referred to below (the "Trustee").

                                W I T N E S S E T H

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 22, 1998 providing for the issuance of 10 1/4% Senior Subordinated Notes due 2008 (the
"Notes");

            WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which newly-acquired or created Subsidiary Guarantors shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

            1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest and


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Liquidated Damages, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary
Guarantee.

            No stockholder, employee, officer, director or incorporator, as such, past, present or future of the Guaranteeing Subsidiary shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

            This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

            The Obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

            THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

            3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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






            4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.




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